UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Fifth Avenue New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 780-2000

Churchill Capital Corp III

640 Fifth Avenue, 12th Floor

New York, NY 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	MPLN	New York Stock Exchange

Warrants	MPLN.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless the context otherwise requires, “we,” “us,” “our,” “MultiPlan” and the “Company” refer to MultiPlan Corporation, a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of the Company.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement (as defined below) in the Section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Item 1.01.	Entry into Material Definitive Agreement.

As disclosed under the section entitled “Proposal No. 1—The Business Combination Proposal” beginning at page 87 of the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2020 by Churchill Capital Corp III (“Churchill”), now known as MultiPlan Corporation, and as updated pursuant to the supplement to the Proxy Statement filed with the Commission on September 28, 2020 (the “Proxy Supplement”), Churchill entered into an Agreement and Plan of Merger, dated as of July 12, 2020 (as amended, modified, supplemented or waived, the “Merger Agreement”), by and among Churchill, Polaris Parent Corp., a Delaware corporation (“MultiPlan Parent”), Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”), Music Merger Sub I, Inc., a newly formed Delaware corporation and subsidiary of Churchill (“First Merger Sub”), and Music Merger Sub II LLC, a newly formed Delaware limited liability company and subsidiary of Churchill (“Second Merger Sub”). Pursuant to the Merger Agreement (i) First Merger Sub is to be merged with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, MultiPlan Parent is to be merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”, and together with the First Merger, the “Mergers” and the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 7, 2020, Churchill held a special meeting of stockholders (the “Special Meeting”), at which the Churchill stockholders considered and adopted, among other matters, a proposal to approve the business combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on October 8, 2020 (the “Closing Date”), the Transactions were consummated (the “Closing”). As a result of the Mergers, the Company is now the owner of the successor of MultiPlan Parent and its subsidiaries, including MultiPlan, Inc., which is a leading value-added provider of data analytics and technology-enabled end-to-end cost management solutions to the U.S. healthcare industry.

Item 2.01 of this Current Report on Form 8-K (this “Report”) discusses the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Item 2.03 of this Report discusses the issuance by Churchill of the Convertible Notes (as defined below) and the entry into the Indenture (as defined below) governing such Convertible Notes and other agreements relating thereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 18, 2020, Polaris Intermediate Corp. issued a conditional notice of redemption regarding the redemption in full of all $1,178.7 million of its outstanding 8.500% / 9.250% Senior PIK Toggle Notes due 2022 (the “Senior PIK Notes”). On the Closing Date, the conditions to redemption were satisfied and Polaris Intermediate redeemed all outstanding Senior PIK Notes in accordance with the provisions of the Senior PIK Notes and the indenture governing the Senior PIK Notes. As such, the obligations of Polaris Intermediate Corp. under the Senior PIK Notes were discharged on the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, on October 7, 2020, Churchill held the Special Meeting, at which the Churchill stockholders considered and adopted, among other matters, a proposal to approve the Merger Agreement and the Transactions. On October 8, 2020, the parties consummated the Mergers.

Holders of 8,693,855 shares of Churchill’s Class A common stock sold in its initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Churchill’s initial public offering, calculated as of two business days prior to the consummation of the business combination, or approximately $10.03 per share and $87.2 million in the aggregate.

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As a result of the Mergers, among other things, pursuant to the Merger Agreement, the Company issued to the former indirect owners of Polaris Parent Corp. an aggregate of 415,700,000 shares of Class A common stock.

In July 2020, Churchill entered into subscription agreements (collectively, the “Subscription Agreements”) pursuant to which certain investors agreed to:

•	subscribe for (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for an aggregate commitment of $1,300,000,000 and (y) warrants to purchase 6,500,000 shares of Churchill’s Class A Common Stock (for each share of Churchill’s Class A common stock subscribed, the investor was entitled to receive 1/20th of a warrant to purchase one share of Churchill’s Class A common stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions) (collectively, the “Common PIPE Investment”). The Common PIPE Investment was subject to an original issue discount (payable in additional shares of Churchill’s Class A common stock) of 1% for subscriptions of $250,000,000 or less and 2.5% for subscriptions of more than $250,000,000, which resulted in an additional 2,050,000 shares of Churchill’s Class A common stock being issued on the Closing Date; and

•	buy $1,300,000,000 in aggregate principal amount of 6.00% / 7.00% convertible senior PIK toggle notes due 2027 (the “Convertible Notes”) with an original issue discount of 2.5% (the “Convertible PIPE Investment” and, together with the Common PIPE Investment, the “PIPE Investments”).

At the Closing, the Company (i) consummated the Common PIPE Investment and issued 132,050,000 shares of its Class A common stock and warrants to purchase 6,500,000 shares of its Class A common Stock for aggregate gross proceeds of $1,300,000,000 and (ii) issued $1,300,000,000 in aggregate principal amount of Convertible Notes for aggregate gross proceeds of $1,267,500,000. In accordance with the terms of the Merger Agreement, on the Closing Date, Polaris Intermediate Corp. entered into a supplemental indenture to the indenture governing the Convertible Notes pursuant to which Polaris Intermediate Corp. agreed to guarantee the Company’s obligations under the Convertible Notes. At the Closing, the entirety of the placement fee owed to KG was paid in cash.

After giving effect to the Transactions and the redemption of public shares as described above, there are currently 667,461,269 shares of the Company’s Class A common stock issued and outstanding, excluding the 9,094,876 shares purchased by a subsidiary of MultiPlan in August 2020, which shares are held by the Company as treasury shares. The Company’s Class A common stock and warrants will commence trading on the New York Stock Exchange (“NYSE”) under the symbols “MPLN” and “MPLN.WS” on October 9, 2020, subject to ongoing review of the Company’s satisfaction of all listing criteria following the business combination.

As noted above, an aggregate of $87.2 million was paid from the Company’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $1,015.9 million remained in the trust account. The remaining amount in the trust account was used to fund the business combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Churchill was immediately before the Mergers, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Mergers, unless otherwise specifically indicated or the context otherwise requires.

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Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company. Factors that may impact such forward-looking statements include:

•	loss of our customers, particularly our largest customers;

•	decreases in our existing market share or the size of our Preferred Provider Organization networks;

•	effects of competition;

•	effects of pricing pressure;

•	the inability of our customers to pay for our services;

•	decreases in discounts from providers;

•	the loss of our existing relationships with providers;

•	the loss of key members of our management team;

•	changes in the regulatory environment, including healthcare law and regulations;

•	our inability to implement information systems or expand our workforce;

•	changes in our industry;

•	providers’ increasing resistance to application of certain healthcare cost management techniques;

•	pressure to limit access to preferred provider networks;

•	heightened enforcement activity by government agencies;

•	the possibility that regulatory authorities may assert we engage in unlawful fee splitting or corporate practice of medicine;

•	interruptions or security breaches of our information technology systems;

•	the expansion of privacy and security laws;

•	our inability to expand our network infrastructure;

•	our ability to protect proprietary applications;

•	our ability to identify, complete and successfully integrate future acquisitions;

•	our ability to pay interest and principal on the Convertible Notes and our other indebtedness;

•	our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting;

•	our ability to meet applicable listing standards following the consummation of the Transactions;

•	our ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to the Transactions;

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•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors;

•	the impact of COVID-19 and its related effects on our projected results of operations, financial performance or other financial metrics;

•	our ability to achieve the goals of our Short-Term Execution Plan and recognize the anticipated strategic, operational, growth and efficiency benefits when expected;

•	pending or potential litigation associated with the Transactions;

•	other factors disclosed or incorporated by reference in this Report; and

•	other factors beyond our control.

The forward-looking statements contained in this Report are based on our current expectations and beliefs concerning future developments and their potential effects on the Transactions and the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the Section entitled “Information About MultiPlan” beginning on page 155 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the Section entitled “Risk Factors” beginning on page 45 thereof and are incorporated herein by reference.

Financial Information

The financial information of the Company is described in the Proxy Statement in the Sections entitled “MultiPlan Parent’s Selected Historical Financial Information” and “MultiPlan Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 203 and 206 thereof, respectively, and are incorporated herein by reference.

The financial information of Churchill is described in the Proxy Statement in the Sections entitled “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Churchill’s Selected Historical Financial Information” beginning on pages 153 and 202 thereof, respectively, and are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of the Company and Churchill.

Properties

The Company leases all of its properties, which are located in 15 states. The Company’s corporate headquarters are located in New York, New York. The Company’s primary data center is hosted by a leading provider of co-location hosting services in Texas. The Company’s redundant data center is hosted by a leading provider of co-location hosting services within a 428,000 square foot facility located in Illinois.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our common stock is based on 667,461,269 shares of common stock issued and outstanding immediately following consummation of the Transactions. The amount of shares of common stock issued and outstanding immediately following consummation of the Transactions excludes the 9,094,876 shares purchased by a subsidiary of MultiPlan Parent in August 2020, which shares were held by the Company as treasury shares as of October 8, 2020, and excludes the 8,693,855 shares that were validly redeemed in connection with the business combination.

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Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned
Five Percent Holders:
Churchill Sponsor III LLC(2)	52,000,000	7.5%
GIC Investor(3)	49,612,794	7.4%
Green Equity Investors(4)	38,449,956	5.8%
H&F Investors(5)	213,802,448	32.0%
Oak Hill Advisors Entities(6)	41,111,550	5.8%
The Public Investment Fund of The Kingdom of Saudi Arabia(7)	53,750,000	8.0%
Named Executive Officers and Directors:
Mark Tabak(8)	13,299,888	2.0%
David Redmond	—	—
Dale White	8,066,106	1.2%
Jeff Doctoroff	301,464	*
Michael Kim	301,464	*
Glenn R. August(9)(10)	41,411,550	5.8%
Richard Clarke	—	—
Anthony Colaluca	—	—
Paul Emery(11)	—	—
Michael Klein(2)(12)	52,000,000	7.5%
Hunter Philbrick(11)	—	—
Allen Thorpe(11)	—	—
Bill Veghte(9)	—	—
All executive officers and directors as a group (15 individuals)	115,080,471	17.2%

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*	Less than 1%.

(1)	Unless otherwise noted, the address of each of the following entities or individuals is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003.

(2)	Interests shown consist of (i) 27,500,000 shares of Class A common stock and (ii) warrants to purchase 24,500,000 shares of Class A common stock (including warrants issued in satisfaction of the Note to purchase 1,500,000 shares of Class A common stock). Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. 12,404,080 of such shares of Class A common stock and 4,800,000 of such warrants unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. The business address for Churchill Sponsor III LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 481,711 shares of our Class A common stock owned by M. Klein & Company LLC (“MKC”), an entity in which Mr. Klein has a minority interest.

(3)	Interests shown consist of 49,612,794 shares of Class A common stock held by Viggo Investment Pte. Ltd. (the “GIC Investor”). The GIC Investor shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”), and GIC Private Limited (“GIC”), both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)	Interests shown consist of 23,477,087 shares of Class A common stock held by Green Equity Investors VI, L.P. and 13,992,386 shares of Class A common stock held by Green Equity Investors Side VI, L.P. (each a “Green Equity Investor”). Voting and investment power with respect to the shares held by the Green Equity Investors is shared. Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount. Each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(5)	Interests shown consist of 112,593,413 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 50,532,114 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 9,549,505 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 2,953,631 shares of Class A common stock held by H&F Executives VIII, L.P. and 496,709 shares of Class A common stock held by H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) and 37,677,074 shares of Class A common stock held by H&F Polaris Partners, L.P. (“Polaris Partners” and, collectively with the H&F VIII Funds, the “H&F Investors”). H&F Polaris Partners GP, LLC (“Polaris Partners GP”) is the general partner of Polaris Partners. Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP. Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”) is the general partner of the H&F VIII Funds. H&F Corporate Investors VIII, Ltd. (“H&F VIII”) is the general partner of H&F Investors VIII. As the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII. The board of directors of H&F VIII consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe. Each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

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(6)	Interests shown are held by client accounts (each, an “Oak Hill Advisors Entity”) advised and/or managed by Oak Hill Advisors, L.P. and/or its affiliates. As an advisor or manager to the Oak Hill Advisors Entities, Oak Hill Advisors, L.P. may be deemed to have the power to vote or direct the vote of, and the power to dispose or to direct the disposition of, the shares of Class A common stock owned by such entities. Interests shown consists of (i) 2,525,000 shares of Class A common stock, (ii) warrants to purchase 125,000 shares of Class A common stock and (iii) 38,461,550 shares of Class A common stock that may be acquired upon conversion of Convertible Notes. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $12.50 per share, subject to adjustment. The Convertible Notes are convertible into shares of Class A common stock based on a $13.00 conversion price, subject to customary anti- dilution adjustments. The business address for Oak Hill Advisors, L.P. is 1114 Avenue of the Americas, 38th Floor, New York, NY 10036.

(7)	Interests shown consists of (i) 51,250,000 shares of Class A common stock and (ii) warrants to purchase 2,500,000 shares of Class A common stock. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $12.50 per share, subject to adjustment. The business address for The Public Investment Fund of the Kingdom of Saudi Arabia is Alr’idah Digital City, Building MU04, Al Nakhil District, P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.

(8)	Interests shown consist of: (i) 5,023,610 shares of Class A common stock held by Mr. Tabak, (ii) 4,433,296 shares of Class A common stock held by the Lauren Fass 2012 Dynasty Trust, dated July 11, 2012, of which Mr. Tabak’s spouse is the trustee, and (iii) 4,433,296 shares of Class A common stock held by the Lindsay Levin 2012 Dynasty Trust, dated July 11, 2012, of which Mr. Tabak’s spouse is the trustee.

(9)	Glenn R. August and Bill Veghte each have an economic interest (or deemed economic interest) in shares of our Class A common stock through their respective ownership of membership interests in Churchill Sponsor III LLC, but do not beneficially own any shares of our Class A common stock. The indirect ownership interest via Churchill Sponsor III LLC is reflected solely under the rows for Churchill Sponsor III LLC and its controlling person, Michael Klein. The economic interest (or deemed economic interest) of these individuals in the founder shares held by Churchill Sponsor III LLC are as shown below:

Founder Shares
Glenn R. August(A)	3,933,138
Bill Veghte(B)	594,985

(A)	Reflects economic interests (or deemed economic interests) held on behalf of the partners of Oak Hill Advisors, L.P.

(B)	Mr. Veghte’s economic interest in the founder shares held by Churchill Sponsor III LLC was increased by 300,000 on October 8, 2020 by Churchill Sponsor III LLC in recognition of his continued service in connection with the Transactions.

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(10)	Interests shown are held by Oak Hill Advisors Entities. As an advisor or manager to the Oak Hill Advisors Entities, Oak Hill Advisors, L.P. and/or its affiliates may be deemed to have the power to vote or direct the vote of, and the power to dispose or to direct the disposition of, the shares of Class A common stock owned by such entities. Oak Hill Advisors, L.P. and its affiliates are managed or otherwise controlled directly or indirectly by Glenn R. August, who is the Founder, Senior Partner and Chief Executive Officer of Oak Hill Advisors, L.P. The interests beneficially owned by the Oak Hill Advisors Entities may also be deemed to be beneficially owned by Mr. August, Oak Hill Advisors, L.P. and/or its affiliates. Mr. August, Oak Hill Advisors, L.P. and/or its affiliates disclaim beneficial ownership of shares of our Class A common stock beyond their respective pecuniary interest in the Oak Hill Advisors Entities for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(11)	Business address is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

(12)	Michael Klein is the sole stockholder of M. Klein Associates, Inc., which is the managing member of Churchill Sponsor III LLC. The shares beneficially owned by Churchill Sponsor III LLC may also be deemed to be beneficially owned by Mr. Klein. The business address for Mr. Klein is c/o Churchill Sponsor III LLC, 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 481,711 shares of our Class A common stock owned by MKC, an entity in which Mr. Klein has a minority interest.

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Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement in the Section entitled “Management After the Business Combination” beginning on page 169 thereof and that information is incorporated herein by reference. Reference is also made to the disclosure set forth under Item 5.07 of this Report regarding the results of the vote on the election of directors at the Special Meeting.

Executive Compensation

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement in the Section entitled “Executive Compensation of the Company Following the Business Combination” beginning on page 173 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

Reference is made to the disclosure set forth under Item 5.02 of this Report relating to the executive officers of the Company. None of our officers currently serves, and in the past year none have served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Director Compensation

We will pay annual compensation to each member of our Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”). We will not pay any compensation to a director who is not a Non-Employee Director.

Each Non-Employee Director is entitled to receive an annual cash retainer of $100,000, payable quarterly in four equal installments of $25,000 each. In addition, each Non-Employee Director is entitled to receive an annual restricted stock award with respect to a number of shares of our Class A common stock having an aggregate grant date fair market value of $100,000. The terms of the restricted stock awards will be determined prior to the initial grants.

The chairpersons and members of the following committees will receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below.

Committee	Committee Member Retainer	Committee Chair Retainer
Audit Committee	$12,500	$25,000
Compensation Committee	$10,000	$20,000
Nominating and Corporate Governance Committee	$7,500	$15,000

All directors, including our Non-Employee Directors, are reimbursed for travel and other expenses directly related to director activities and responsibilities. Notwithstanding the foregoing, any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company. Until otherwise notified to the General Counsel of the Company, each of Messrs. Emery, Philbrick and Thorpe have elected to forego their right to such compensation.

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Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement in the Section entitled “Certain Relationships and Related Person Transactions” beginning on page 251 thereof and are incorporated herein by reference.

In connection with the Transactions, Churchill engaged P. Galant & Associates, LLC (“PG&A”) as an advisor. Pursuant to the engagement, PG&A was to be paid an aggregate of $2.2 million upon the Closing. At the Closing, the Company paid the amounts due to PG&A. PG&A is an affiliate of Paul Galant, one of our executive officers.

As previously disclosed, Churchill entered into an engagement letter with KG (the “engagement letter”) pursuant to which KG was engaged as a financial advisor and was to be paid a placement fee of $15.5 million (of which up to $15 million was payable in shares of Churchill based on $10 per share) and certain other fees and expenses. Prior to the Closing, KG and Churchill agreed to amend the engagement letter (the “amendment”) such that the placement fee would be paid entirely in cash and KG and one or more of its affiliates would be obligated to purchase shares of Churchill’s Class A common stock with an aggregate purchase price of at least $15.0 million within 30 days after the Closing Date (the “purchase commitment”). Such shares of Churchill’s Class A common stock are to be purchased from third parties that are not affiliated with Churchill. If KG and its affiliates do not satisfy the purchase commitment within such 30 day period, then, at the Company’s election, KG will purchase such additional shares as is necessary to satisfy the purchase commitment from the Company at the price per share paid by the Company to its shareholders that exercised redemption rights in connection with Transactions. The foregoing description of certain provisions of the engagement letter and the amendment are qualified in their entirety by the copies thereof which are filed as Exhibits 10.18 and 10.19 to this Report and incorporated herein by reference.

Director Independence

Reference is also made to the disclosure set forth under Item 5.07 of this Report regarding the results of the vote on the election of directors at the Special Meeting. The rules of the NYSE require that a majority of the Board be independent within one year of Churchill’s initial public offering. An “independent director” is defined generally as a person that, in the opinion of the Board, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has determined that each of Glenn R. August, Richard A. Clarke, Anthony Colaluca, Paul D. Emery, P. Hunter Philbrick, Allen R. Thorpe and Bill Veghte is an independent director under applicable SEC and NYSE rules.

Lead Independent Director

The Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined. In the event that the roles are combined, the Corporate Governance Guidelines provide for the naming of a Lead Independent Director (the “Lead Director”). In accordance with the Corporate Governance Guidelines, since Mr. Tabak, the Company’s Chief Executive Officer, is serving as Chairperson of the Board, the Board appointed Mr. Thorpe as Lead Director.

As Lead Director, Mr. Thorpe will help coordinate the efforts of the Non-Employee Directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director has the following authority:

•	preside over all meetings of the Board at which the Chairperson is not present, including meetings of the Non-Employee Directors which are to be held at least quarterly;

•	assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	request the inclusion of certain materials for Board meetings;

•	approve of all information sent to the Board;

•	communicate to the Chief Executive Officer, together with the Chairperson of the Compensation Committee, the results of the Board's evaluation of Chief Executive Officer performance;

•	collaborate with the Chief Executive Officer on Board meeting agendas and approve such agendas;

•	collaborate with the Chief Executive Officer in determining the need for special meetings of the Board;

•	provide leadership and serve as temporary Chairperson of the Board or Chief Executive Officer in the event of the inability of the Chairperson of the Board or Chief Executive Officer to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director shall have the authority to convene meetings of the full Board or management;

•	serve as the liaison for stockholders who request direct communications with the Board;

•	act as the liaison between the Non-Employee Directors and the Chairperson of the Board, as appropriate;

•	call meetings of the Non-Employee Directors when necessary and appropriate;

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•	recommend to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and

•	such additional duties and authority as our Board may otherwise determine and delegate.

The Board currently combines the role of Chairperson of the Board with the role of Chief Executive Officer, coupled with a Lead Director position to further strengthen the governance structure. Our Board believes this provides an efficient and effective leadership model for the Company. Combining the Chairperson and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described or incorporated by reference above under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A copy of the Corporate Governance Guidelines is available on the Company’s investor relations website (www.investors.MultiPlan.us) under the link “Governance.” The contents of the Company’s website are not incorporated by reference in this Report or made a part hereof for any purpose.

Committees of the Board of Directors

The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules, the rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Both our compensation committee and nominating and corporate governance committee are composed solely of independent directors. Because of Mr. Emery’s relationship with the H&F Investors, our Board has determined that Mr. Emery may be considered an “affiliated person” of the Company and therefore may not qualify as an independent member of the audit committee under the current NYSE listing rules and Rule 10A-3 of the Exchange Act. As such, in accordance with the applicable phase-in rules, we intend to replace Mr. Emery prior to the one year anniversary of the Churchill IPO.

Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website.

Audit Committee

The members of our audit committee are Messrs. Clarke, Colaluca and Emery, and Mr. Colaluca serves as chair of the audit committee. Each member of the audit committee is financially literate and the Board has determined that Messrs. Colaluca and Emery each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

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Compensation Committee

The members of our compensation committee are Messrs. Clarke, Colaluca and Philbrick, and Mr. Philbrick serves as chair of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Messrs. August, Philbrick and Thorpe, and Mr. Thorpe serves as chair of the nominating and corporate governance committee.

Legal Proceedings

The Company and/or its subsidiaries are defendants in various lawsuits and other pending and threatened litigation and other adversarial matters which have arisen in the ordinary course of business. While the ultimate outcome with respect to such proceedings cannot be predicted with certainty, we believe they will not have a material adverse effect on the Company’s financial condition or results of operations.

In addition, five actions (collectively, the “Stockholder Actions”), including two putative class actions, were filed in federal courts in New York and Delaware by purported Churchill stockholders in connection with the business combination: Hutchings v. Churchill Capital Corp III, et al., No. 1:20-cv-06318 (S.D.N.Y.) (the “Hutchings Complaint”); Kent v. Churchill Capital Corp III, et al., No. 1:20-cv-01068 (D. Del.); Feges v. Churchill Capital Corp III, et al., No. 1:20-cv-06627 (S.D.N.Y.); Noor v. Churchill Capital Corp III, et al., No. 1:20-cv-06686 (S.D.N.Y.); and Greenman v. Churchill Capital Corp III, et al., No. 1:20-cv-07466 (S.D.N.Y.) (the “Greenman Complaint”). On September 11, 2020, October 5, 2020 and October 8, 2020, the plaintiffs in the Noor, Greenman and Kent actions, respectively, voluntarily dismissed their complaints. Each of the complaints in the Stockholder Actions named Churchill and the members of the Churchill Board as defendants. The Stockholder Actions generally allege, among other things, that the proxy statement relating to the Transactions was false and misleading and/or omitted material information concerning the transactions contemplated by the Merger Agreement in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14d-9 promulgated thereunder. The Hutchings Complaint and the Greenman Complaint also alleged breach of fiduciary duty claims against the Churchill Board in connection with the Transactions. The remaining Stockholder Actions generally seek, among other things, injunctive relief and an award of attorneys’ fees and expenses.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Securities and Dividends

The market price of and dividends on Churchill’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement in the Section entitled “Price Range of Securities and Dividends” beginning on page 245 thereof and that information is incorporated herein by reference. In addition, the following table sets forth the high and low sales prices per unit, per share of Class A common stock and per public warrant as reported on NYSE for the periods from September 17, 2020 through October 8, 2020.

Common Stock		Warrants		Units
High	Low	High	Low	High	Low
$11.55	$8.99	$2.70	$1.26	$12.17	$9.44

The Company’s Class A common stock and warrants will commence trading on NYSE under the symbols “MPLN” and “MPLN.WS,” respectively, on October 9, 2020, subject to ongoing review of the Company’s satisfaction of all listing criteria following the business combination, in lieu of the Class A common stock and warrants of Churchill. Churchill’s units will cease trading separately on NYSE on October 9, 2020.

Holders of Record

As of the Closing Date and following the completion of the Transactions and the redemption of public shares as described above, the Company had 667,461,269 shares of the Class A common stock outstanding (excluding 9,094,876 shares held as treasury shares) held of record by 107 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 4—The Incentive Plan Proposal” beginning on page 132 thereof, which is incorporated herein by reference. As described below, the Churchill Capital Corp III 2020 Omnibus Incentive Plan (the “Incentive Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by Churchill’s stockholders at the Special Meeting.

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Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of the Company’s Class A common stock, warrants and Convertible Notes in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement in the Section entitled “Description of Securities” beginning on page 236 thereof and that information is incorporated herein by reference. As described below, the Company’s second amended and restated certificate of incorporation was approved by Churchill’s stockholders at the Special Meeting and became effective on the Closing Date.

The following description of certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws is qualified in its entirety by the copies thereof which are filed as Exhibits 3.1 and 3.2 to this Report and incorporated herein by reference. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.

Annual Stockholder Meetings

Our second amended and restated certificate of incorporation and amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Effects of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our second amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our Class A common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our second amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our second amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the Investor Rights Agreement or any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board; however, any determination by the Board to increase or decrease the total number of directors shall require the approval of 66 2/3% of the directors present at a meeting at which a quorum is present.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

•	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder; or

•	the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of sufficient ownership to cease to be an interested stockholder and (ii) had not been an interested stockholder but for the inadvertent acquisition of ownership within three years of the business combination.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our second amended and restated certificate of incorporation provides that Hellman & Friedman LLC (together with its affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries)), any of its direct transferees, any of their respective affiliates or successors, and any group as to which such persons or entities are a party, does not constitute an “interested stockholder” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our second amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement and other than directors elected by holders of our preferred stock, if any, directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when the Sellers (as defined in the Investor Rights Agreement) and their permitted transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our second amended and restated certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the stockholders; provided, however, at any time when the Sellers and their permitted transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our second amended and restated certificate of incorporation provides that the Board may increase or decrease the number of directors by the affirmative vote of 66 2/3% of the directors present at the meeting at which a quorum is present.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

Our second amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board or the chairman of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (which, for 2021, is deemed to be May 26, 2021). Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our second amended and restated certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation precludes stockholder action by written consent at any time when the Sellers and their permitted transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.

Supermajority Provisions

Our second amended and restated certificate of incorporation and amended and restated bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with Delaware law, our second amended and restated certificate of incorporation or the Investor Rights Agreement. At any time when the Sellers and their permitted transferees beneficially own less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission, change, addition or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our second amended and restated certificate of incorporation provides that at any time when the Sellers and their permitted transferees beneficially own less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, in addition to any vote required by applicable law, the following provisions in our second amended and restated certificate of incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our second amended and restated bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding filling vacancies on the Board and newly created directorships; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our second amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, or (v) action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. These provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selections of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our second amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our second amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of any Seller, Churchill or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in and possessing interests in other business ventures of every type and description, including corporate opportunities in the same or similar business activities or lines of business in which we or our subsidiaries now engage or propose to engage or (ii) competing with us or any of our subsidiaries, on their own account, or in partnership with, or as an employee, officer, director or shareholder of any other person. In addition, to the fullest extent permitted by law, in the event that any Seller, Churchill or any non-employee director acquires knowledge of a potential transaction or other matter which may be a corporate or other business opportunity for itself or himself, or herself, or its or his, or her, affiliates or for us or our affiliates, such person will have no duty (fiduciary, contractual or otherwise) to communicate or present such transaction or matter to us or any of our subsidiaries or any Seller, as the case may be, and they may take any such opportunity for themselves or direct it to another person or entity. Our second amended and restated certificate of incorporation will not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Company’s amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s second amended and restated certificate of incorporation, the Company’s second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the Company’s second amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report relating to the financial statements and supplementary data of the Company and Churchill.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report relating to the financial information of the Company and Churchill.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report relating to the change in Churchill’s certifying accountant.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company issued $1,300.0 million aggregate principal amount of Convertible Notes, pursuant to an indenture (the “Indenture”), dated as of the Closing Date, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Pursuant to a supplemental indenture, dated as of the Closing Date, to the Indenture, Polaris Intermediate Corp., a Delaware corporation and wholly-owned subsidiary of the Company, guaranteed the Company’s obligations under the Convertible Notes and the Indenture. The Convertible Notes were sold in a private placement exempt from the registration requirements of the Securities Act in accordance with the Subscription Agreements relating to the Convertible PIPE Investment.

The Convertible Notes will pay interest semi-annually in arrears in on April 15 and October 15 of each year, commencing on April 15, 2021. The Convertible Notes will accrue interest at a rate per annum equal to six percent (6.00%) with respect to interest paid in cash (“Cash Interest”) and seven percent (7.00%) with respect to interest paid through an increase in the principal amount of the outstanding Convertible Notes or through the issuance of additional Convertible Notes (“PIK Interest”). The Company must elect prior to the third business day prior to any interest payment date to pay Cash Interest or PIK Interest for such interest period; provided that prior to any such election, the Company is deemed to have selected Cash Interest. The Notes will mature on October 15, 2027, unless earlier repurchased, redeemed or converted.

The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Convertible Notes, rank equally in right of payment with the Company’s future senior unsecured indebtedness that is not so subordinated, are effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables and preferred equity (to the extent the Company is not a holder thereof)) of the Company’s subsidiaries.

The Convertible Notes are convertible at the option of the holder at any time until 5:00 p.m., New York City time, on the second scheduled trading day (as defined in the Indenture) immediately before the maturity date. Pursuant to the Registration Rights Agreement entered into by Churchill and the other parties party thereto (the “Registration Rights Agreement”), there are customary registration rights with respect to the shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes.

The Convertible Notes will initially be convertible at a conversion rate of 76.9231 shares of common stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $13.00 per share of Class A common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock, as applicable.

The Company will have the option to redeem the Convertible Notes in whole or in part at any time on or after October 8, 2023 and on or before the fortieth (40th) scheduled trading day immediately before the maturity date if the last reported sale price per share of the Company’s common stock exceeds one hundred and thirty percent (130%) of the conversion price on (1) each of at least twenty (20) trading days, whether or not consecutive, during any thirty (30) consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon a fundamental change (as defined in the Indenture), holders may, subject to certain exceptions, require the Company to purchase their Convertible Notes in whole or in part for cash at a price equal to the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, upon a make-whole fundamental change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Convertible Notes in connection with such make-whole fundamental change. No adjustment to the conversion rate will be made if the stock price (as defined in the Indenture) in such make-whole fundamental change is either less than $10.00 per share or greater than $100.00 per share. The Company will not increase the conversion rate to an amount that exceeds 100.0 shares per $1,000 principal amount of Convertible Notes, subject to adjustment. The Indenture also contains a customary merger covenant.

Under the Indenture, the Convertible Notes may be accelerated upon the occurrence of certain customary events of default. If certain bankruptcy and insolvency-related events of default with respect to the Company, the guarantors or any of their significant subsidiaries (as defined in the Indenture) occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Convertible Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of the Convertible Notes of at least twenty-five percent (25%) in principal amount of the outstanding Convertible Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Convertible Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with reporting covenant in the Indenture consists exclusively of the right to receive additional interest on the Convertible Notes.

The foregoing descriptions of the Indenture and the Registration Rights Agreement are qualified in their entirety by the copies thereof which are filed as Exhibit 4.6 (which includes the form of 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027) and Exhibit 10.11, respectively, to this Report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company (i) issued to the former owners of MultiPlan Parent an aggregate of 415,700,000 shares of its Class A common stock pursuant to the Merger Agreement, (ii) consummated the Common PIPE Investment and issued 132,050,000 shares of its Class A common stock and warrants to purchase 6,500,000 shares of its Class A common Stock for aggregate gross proceeds of $1,300,000,000, (iii) issued $1,300,000,000 in aggregate principal amount of Convertible Notes for aggregate gross proceeds of $1,267,500,000 and (iv) issued an unsecured promissory note to Churchill Sponsor III, LLC in an aggregate principal amount of $1,500,000, which Churchill Sponsor III, LLC converted into warrants to purchase 1,500,000 shares of Class A common stock at a purchase price of $1.00 per share. After giving effect to the Transactions and the redemption of public shares as described above, there are currently 676,556,145 shares of the Company’s Class A common stock issued and outstanding.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03.	Material Modification to Rights of Security Holders.

As disclosed in Item 2.01 above, the Company’s Class A common stock and warrants will commence trading on NYSE under the symbols “MPLN” and “MPLN.WS,” respectively, on October 9, 2020, subject to ongoing review of the Company’s satisfaction of all listing criteria following the business combination, in lieu of the Class A common stock and warrants of Churchill. Churchill’s units will cease trading separately on NYSE on October 9, 2020.

Second Amended and Restated Certificate of Incorporation

Reference is made to the disclosure set forth under Item 5.03 of this Report relating to amendments to Churchill’s amended and restated certificate of incorporation. Upon the closing of the business combination, Churchill’s amended and restated certificate of incorporation, dated February 19, 2019, was replaced with the second amended and restated certificate of incorporation (as defined below).

Second Amended and Restated Bylaws

Upon the closing of the business combination, the Company’s amended and restated bylaws, dated as of February 19, 2019, were amended and restated to be consistent with the Company’s second amended and restated certificate of incorporation and to make certain other changes that MultiPlan Parent’s board of directors deemed appropriate for a public company. This summary is qualified in its entirety by reference to the text of the second amended and restated bylaws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Also as disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to Churchill and has succeeded to the attributes of Churchill as the registrant. In addition, the shares of common stock of MultiPlan Corporation, as the successor to Churchill, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On October 8, 2020, the Board dismissed Marcum LLP (“Marcum”), Churchill’s independent registered public accounting firm prior to the business combination, as the Company’s independent registered public accounting firm following completion of the Company’s review of the quarter ended September 30, 2020, which consists only of the accounts of the prebusiness combination special purpose acquisition company, Churchill.

The report of Marcum on Churchill’s, the Company’s legal predecessor, balance sheet as of December 31, 2019 and the statements of operations, changes in stockholders’ equity and cash flows for the period from October 30, 2019 (inception) to December 31, 2019, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from October 30, 2019 (inception) to December 31, 2019 and subsequent interim period through October 8, 2020, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Churchill’s financial statements for such period.

During the period from October 30, 2019 (inception) to December 31, 2019 and subsequent interim period through October 8, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated October 8, 2020, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On October 8, 2020, the Board approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. PwC served as independent registered public accounting firm of MultiPlan Parent prior to the business combination. During the year ended December 31, 2019 and December 31, 2018, we did not consult with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 87 thereof, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

After giving effect to the Transactions and the redemption of public shares as described above, there are currently 667,461,269 shares of the Company’s Class A common stock issued and outstanding (excluding the 9,094,876 shares held as treasury shares). Together, the former owners of Holdings beneficially own approximately 62% of the outstanding shares of common stock of the Company.

Holders of uncertificated shares of Churchill’s Class A common stock immediately prior to the business combination have continued as holders of uncertificated shares of MultiPlan Corporation’s Class A common stock.

Holders of Churchill’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that MultiPlan Corporation is the successor to Churchill.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, the following people were appointed as directors of the Company:

Class I directors: Paul Emery, Mark Tabak and Bill Veghte;

Class II directors: Glenn R. August, Richard Clarke and Hunter Philbrick; and

Class III directors: Anthony Colaluca, Michael Klein and Allen Thorpe (Lead Director).

Effective as of the Closing, the executive officers of the Company are:

Mark Tabak, Chief Executive Officer;

David Redmond, Executive Vice President and Chief Financial Officer;

Paul Galant, President, New Markets;

Dale White, President, Payor Markets;

Jeffrey Doctoroff, Senior Vice President, General Counsel and Secretary; and

Michael Kim, Senior Vice President and Chief Information Officer.

Reference is made to the disclosure described in the Proxy Statement in the Sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” beginning on pages 140 and 169 thereof, respectively, for biographical information about each of the directors and officers following the Mergers, which is incorporated herein by reference.

Reference is made to the Proxy Statement Section entitled “Certain Relationships and Related Person Transactions” beginning on page 251 thereof for a description of certain transactions between the Company and certain of its directors and officers, which is incorporated herein by reference.

In addition, in September 2020, MultiPlan Parent hired Gerald Kozel, age 48, as its Senior Vice President and Chief Accounting Officer. On October 8, 2020, the Board appointed Mr. Kozel as Senior Vice President and Chief Accounting Officer of the Company. Prior to joining MultiPlan, Mr. Kozel served as Vice President and Controller of Commonwealth Edison Company, an Exelon Corporation company which provides electric distribution and transmission services, since March 2013. From 2005-2013, Mr. Kozel held various management roles at Exelon Corporation including Assistant Corporate Controller. Before Exelon Corporation, Mr. Kozel, a certified public accountant, was with Deloitte from 2002-2005 and Arthur Andersen from 1994-2002. Mr. Kozel does not have a family relationship with any of our directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Transactions, Churchill amended its amended and restated certificate of incorporation to (i) change the name of the company from “Churchill Capital Corp III” to “MultiPlan Corporation”; (ii) increase the total number of shares of authorized capital stock from 301,000,000 shares to 1,510,000,000 shares, which consist of (A) increasing the authorized number of shares of (i) Class A common stock from 300,000,000 shares to 1,500,000,000 shares and (ii) preferred stock from 1,000,000 shares to 10,000,000 shares, and (B) eliminating the Class B common stock; (iii) removing provisions that will no longer be applicable to the Company after the Mergers and (iv) certain other changes. Reference is made to the disclosure described in the Proxy Statement in the Section entitled “Proposal No. 2—The Charter Proposal” beginning on page 126 thereof, which is incorporated herein by reference. As described below, the shareholders of Churchill approved this amendment and restatement at the Special Meeting. This summary is qualified in its entirety by reference to the text of the second amended and restated certificate of incorporation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective October 8, 2020, the Board adopted a new Code of Business Conduct and Ethics (the “Revised Code”). The Revised Code applies to all employees, officers and directors of the Company, as well as to the Company’s agents, representatives and consultants. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies for an operating company and to make certain technical, administrative, non-substantive amendments to the prior Code of Business Conduct and Ethics. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.

The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Code, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference. The Revised Code is also available on the Company’s investor relations website (www.investors.MultiPlan.us) under the link “Governance.” The contents of the Company’s website are not incorporated by reference in this Report or made a part hereof for any purpose.

Item 5.06.	Change in Shell Company Status.

As a result of the Mergers, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 87 thereof, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 and Item 5.07 to this Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 7, 2020, Churchill held the Special Meeting. At the close of business on September 14, 2020, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 137,500,000 shares of Churchill’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 113,044,972 shares Churchill’s common stock were represented by proxy, constituting a quorum and more than a majority of the shares of Churchill’s common stock entitled to vote at the Special Meeting. At the Special Meeting, Churchill’s stockholders considered the following proposals:

Proposal No. 1.    A proposal to approve the business combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
105,067,599	7,954,840	22,533

Holders of 8,693,855 public shares of Churchill’s Class A common stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Churchill’s initial public offering, or approximately $10.03 per share and $87.2 million in the aggregate.

Proposal No. 2.    A proposal to approve and adopt the second amended and restated certificate of incorporation of Churchill (the “second amended and restated certificate of incorporation”), effective following the Mergers. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
105,063,930	7,957,858	23,184

Proposal No. 3.     A proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the requirements of the SEC:

3A.          A proposal to require, at any time that the Sellers and their Permitted Transferees (each as defined in the second amended and restated certificate of incorporation) beneficially own, in the aggregate, less than 50% of the voting power of the stock of Churchill entitled to vote generally in the election of directors, the approval of the affirmative vote of the holders of at least 66 2∕3% of the common stock of Churchill to make any amendment to certain provisions of the certificate of incorporation or bylaws, including any amendments to Article V (Amendment of the Certificate of Incorporation and Bylaws), Article VI (Board of Directors) and Article IX (Competition and Corporate Opportunities). The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
104,282,057	8,746,772	16,143

3B.           A proposal that Churchill not be governed by Section 203 of the DGCL and, instead, include a provision in the second amended and restated certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes certain parties, including H&F (as defined in the second amended and restated certificate of incorporation), any of H&F’s direct transferees or any of their affiliates or successors from the definition of “interested stockholder,” and to make certain related changes. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
93,061,894	19,948,738	34,340

3C.           A proposal to increase Churchill’s total number of authorized shares of all classes of capital stock from 301,000,000 shares to 1,510,000,000 shares, which would consist of increasing the authorized number of shares of (i) Class A common stock from 250,000,000 shares to 1,500,000,000 shares and (ii) preferred stock from 1,000,000 shares to 10,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
102,451,434	10,549,986	43,552

3D.           A proposal to approve provisions in the second amended and restated certificate of incorporation that provide that certain transactions are not “corporate opportunities” and that each of the Sellers, Churchill and their respective affiliates and the investment funds affiliated with the Sellers and Churchill and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of Churchill are not subject to the doctrine of corporate opportunity. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
105,022,687	7,985,968	36,317

3E.           A proposal to approve provisions in the second amended and restated certificate of incorporation that provide that, for so long as the Sellers and their Permitted Transferees beneficially own, in the aggregate, 50% or more of the voting power of the stock of Churchill entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of Churchill may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes necessary to approve such action. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
103,260,962	9,752,117	31,893

Proposal No. 4.     A proposal to approve and adopt the Churchill Capital Corp III 2020 Omnibus Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. The following is a tabulation of the votes with respect to this proposal, which was approved by Churchill’s stockholders:

For	Against	Abstain
104,997,445	8,014,702	32,825

Proposal No. 5.     A proposal to elect nine directors to serve staggered terms on the Churchill Board until immediately following the 2021, 2022 and 2023 annual meetings of Churchill stockholders, as applicable, and until their respective successors are duly elected and qualified, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Special Meeting:

Director	For	Withheld
Class I
Paul Emery	105,048,943	7,996,029
Mark Tabak	105,070,727	7,974,245
Bill Veghte	105,049,611	7,995,361

Class II
Glenn R. August	105,048,788	7,996,184
Richard Clarke	105,049,611	7,995,361
Hunter Philbrick	105,049,421	7,995,551

Class III
Anthony Colaluca	112,973,346	71,626
Michael Klein	105,049,007	7,995,965
Allen Thorpe	105,049,639	7,995,333

Proposal No. 6.     A proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE’s Listed Company Manual, (a) the issuance of more than 20% of Churchill’s issued and outstanding shares of common stock in connection with the Transactions, including, without limitation, the PIPE Investment and the issuance of more than 20% of Churchill’s issued and outstanding shares to a single holder (which may constitute a change of control under the NYSE’s Listed Company Manual) and (b) the issuance of shares of Churchill’s Class A common stock to a Related Party (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Transactions. The following is a tabulation of the votes with respect to this proposal which was approved by Churchill’s stockholders:

For	Against	Abstain
105,056,556	7,974,474	13,942

Proposal No. 7.     A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Proposals Nos. 1, 2, 3, 4, 5 or 6. The following is a tabulation of the votes with respect to this proposal which was approved by Churchill’s stockholders.

For	Against	Abstain
88,832,205	24,186,096	26,671

Item 8.01.	Other Events.

On October 7, 2020, the parties issued a joint press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1 hereto. On October 8, 2020, the parties issued a joint press release announcing the completion of the Mergers, a copy of which is furnished as Exhibit 99.2 hereto.

The information set forth in this Item 8.01, including the text of the press releases attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statement and Exhibits.

(a)       Financial Statements of Businesses Acquired.

MultiPlan Parent’s consolidated statement of income and comprehensive income data and consolidated statement of cash flows data for the years ended December 31, 2017, 2018 and 2019 and the consolidated balance sheet data as of December 31, 2018 and 2019, and the related notes to the financial statements, are filed as Exhibit 99.3 and incorporated herein by reference. MultiPlan Parent’s unaudited consolidated statement of income and comprehensive income data and consolidated statement of cash flows data for the six months ended June 30, 2019 and 2020 and the consolidated balance sheet data as of June 30, 2020, and the notes related thereto, are filed as Exhibit 99.4 and incorporated herein by this reference. Selected historical financial information of MultiPlan Parent is filed as Exhibit 99.5, and incorporated herein by reference.

Churchill’s audited balance sheet as of December 31, 2019, the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 30, 2019 (inception) through December 31, 2019 and the related notes are filed as Exhibit 99.6 and incorporated herein by reference. Churchill’s unaudited condensed balance sheet as of June 30, 2020, the related unaudited condensed statements of operations and changes in stockholder’s equity for the three and six months ended June 30, 2020 and unaudited condensed statement of cash flows for the six months ended June 30, 2020 and the related notes are filed as Exhibit 99.7 and incorporated herein by reference. Selected historical financial information of Churchill is filed as Exhibit 99.8, and incorporated herein by reference.

(b)       Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of June 30, 2020 and for the six months ended June 30, 2020 and for the year ended December 31, 2019, is filed as Exhibit 99.9 and incorporated herein by reference.

(d)       Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill Capital Corp III, Music Merger Sub I, Inc., Music Merger Sub II, LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P.	8-K	001-39228	2.1	July 13, 2020
3.1	Second Amended and Restated Certificate of Incorporation of MultiPlan Corporation
3.2	Amended and Restated Bylaws of MultiPlan Corporation
4.1	Specimen Class A common stock Certificate
4.2	Specimen Warrant Certificate (included in Exhibit 4.3)
4.3	Warrant Agreement, dated February 13, 2020, between Continental Stock Transfer & Trust Company and Churchill Capital Corp III	8-K	001-39228	4.1	February 19, 2020
4.4	Specimen Warrant Certificate (included in Exhibit 4.5)
4.5	Warrant Agreement, dated October 8, 2020, between Continental Stock Transfer & Trust Company and Churchill Capital Corp III
4.6	Indenture, dated as of October 8, 2020, by and between Churchill Capital Corp III and Wilmington Trust, National Association
4.7	Form of 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027 (included in Exhibit 4.6)
4.8	Indenture, dated as of November 21, 2017, between Polaris Intermediate Corp. and Wilmington Trust, National Association
4.9	Form of 8.500% / 9.250% Senior PIK Toggle Notes due 2022 (included in Exhibit 4.8)
4.10	Indenture, dated as of June 7, 2016, between MPH Acquisition Corp. 1 (as successor to Polaris Merger Sub Corp.) and Wilmington Trust, National Association

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.11	Form of 7.125% Senior Notes due 2024 (included in Exhibit 4.10)
4.12	First Supplemental Indenture, dated as of June 7, 2016, to that certain Indenture, dated as of June 7, 2016, between MPH Acquisition Holdings LLC (as successor to MPH Acquisition Corp. 1) and Wilmington Trust, National Association
4.13	Second Supplemental Indenture, dated as of November 18, 2016, to that certain Indenture, dated as of June 7, 2016, between MPH Acquisition Holdings LLC and Wilmington Trust, National Association
10.1	Investor Rights Agreement, dated as of July 12, 2020, by and among Churchill Capital Corp III, Polaris Investment Holdings, L.P., Churchill Sponsor III LLC, Hellman & Friedman Capital Partners VIII, L.P., The Public Investment Fund of The Kingdom of Saudi Arabia, and the other parties named therein	8-K	001-39228	10.1	July 13, 2020
10.2	Private Placement Warrants Purchase Agreement between Churchill Capital Corp III and Churchill Sponsor III LLC	S-1	333-236153	10.6	January 29, 2020
10.3	Common Subscription Agreement dated as of July 12, 2020, by and between Churchill Capital Corp III and The Public Investment Fund of The Kingdom of Saudi Arabia	8-K	001-39228	10.2	July 13, 2020
10.4	Form of Other Common Subscription Agreement	8-K	001-39228	10.3	July 13, 2020
10.5	Form of Convertible Subscription Agreement	8-K	001-39228	10.4	July 13, 2020
10.6	Amended and Restated Sponsor Agreement, dated as of July 12, 2020, by and among Churchill Capital Corp III, Churchill Sponsor III LLC, and the Insiders	8-K	001-39228	10.5	July 13, 2020
10.7	Promissory Note, dated as of July 12, 2020, by and between Churchill Capital Corp III and Churchill Sponsor III LLC	8-K	001-39228	10.6	July 13, 2020
10.8	Credit Agreement, dated as of June 7, 2016, among MPH Acquisition Holdings LLC (as successor in interest), the Lenders party thereto, the Co-Obligors party thereto, Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties party thereto
10.9	Incremental Agreement No. 1, dated as of June 12, 2017, in respect of that certain Credit Agreement, dated as of June 7, 2016, among MPH Acquisition Holdings LLC (as successor in interest), the Lenders party thereto, the Co-Obligors party thereto, Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties party thereto
10.10	Amendment Agreement No. 2, dated as of July 2, 2020, in respect of that certain Credit Agreement, dated as of June 7, 2016, among MPH Acquisition Holdings LLC (as successor in interest), the Lenders party thereto, the Co-Obligors party thereto, Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties party thereto
10.11	Registration Rights Agreement, dated as of October 8, 2020, by and among Churchill Capital Corp III and the other parties party thereto
10.12#	Churchill Capital Corp III 2020 Omnibus Incentive Plan
10.13#+	Amended and Restated Employment Agreement, dated May 5, 2016, by and among Mark Tabak, Polaris Investment Holdings, L.P. and MultiPlan, Inc.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
10.14#+	Amended and Restated Employment Agreement, dated May 5, 2016, by and among David Redmond, Polaris Investment Holdings, L.P. and MultiPlan, Inc.
10.15#+	Amended and Restated Employment Agreement, dated May 5, 2016, by and among Dale White, Polaris Investment Holdings, L.P. and MultiPlan, Inc.
10.16#	Offer Letter to Jeffrey Doctoroff, dated June 25, 2014
10.17#	Form of Director and Officer Indemnification Agreement
10.18	Engagement Letter, dated July 12, 2020, between Churchill Capital Corp III and The Klein Group, LLC
10.19	Amendment to Engagement Letter, dated October 7, 2020, between Churchill Capital Corp III and The Klein Group, LLC
14.1	Code of Business Conduct and Ethics of MultiPlan Corporation, effective October 8, 2020
16.1	Letter from Marcum LLP, dated October 8, 2020
21.1	List of Subsidiaries
99.1	Press release, dated October 7, 2020
99.2	Press release, dated October 8, 2020
99.3	Audited financial statements of MultiPlan Parent Corp.
99.4	Unaudited financial statements of MultiPlan Parent Corp.
99.5	Selected historical financial information of MultiPlan Parent Corp.
99.6	Audited financial statements of Churchill Capital Corp III
99.7	Unaudited financial statements of Churchill Capital Corp III
99.8	Selected historical financial information of Churchill Capital Corp III
99.9	Unaudited pro forma condensed combined financial information

+ The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

# Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2020

MULTIPLAN CORPORATION

By:	/s/ David Redmond
David Redmond
Executive Vice President and Chief Financial Officer